                                                                  EXHIBIT 10.3.2

                          ---------------------------
                                   BRACKNELL
                                  CORPORATION
                          ---------------------------


                     Employee Share Purchase Plan (Canada)

1.    Purpose
      -------

      The purpose of the Plan is to provide employees of Bracknell, its subsidiaries and its Affiliates with an opportunity to purchase common shares of Bracknell and to benefit from the appreciation thereof. To be competitive in our marketplace and to achieve the opportunities available to Bracknell, we must continually be concerned with the productivity of our operations, the quality of our product offering, and the service needs of our customers, as well as the safety, health and standard of living of our workers. In all of these dimensions, employee ownership can lead the way.

      This benefit plan will provide an incentive for these employees to contribute through a long-term investment vehicle to the future success and prosperity of Bracknell, thus enhancing the value of the common shares for the benefit of all the shareholders and increasing the ability of Bracknell, its subsidiaries and its Affiliates to attract and retain individuals of exceptional skill.

      Participation in the Plan is entirely voluntary. No employee is obliged, as a term or condition of employment or otherwise, to participate in the Plan, and failure to participate shall not in any way affect employment.

2.    Definitions
      -----------

      For the purpose of this Plan, unless the context requires a different meaning, the following terms have the following meanings:

           "Additional Contribution" has the meaning provided for in Section 8;

           "Administrative Agent" shall mean the Administrative Agent or Administrative Agents under the Administrative Agreement(s) entered into pursuant to Section 20; and

           "Administrative Agreement" shall mean the agreement entered into between Bracknell and the Administrative Agent referred to in Section 20;

           "Administrator" shall mean Bracknell or such other person designated from time to time by the Directors to provide the administrative services required to carry out the intent and purpose of the Plan;

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000
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                                      -2-

           "Affiliate" shall have the meaning ascribed thereto in the Securities Act (Ontario);

           "Bracknell" shall mean Bracknell Corporation and/or its successors;

           "Continuous Service" shall mean full time regularly scheduled employment of at least 1400 hours, excluding overtime hours, in a 12-month period. Continuous Service is broken and not satisfied if:
           (a) an employee voluntarily or involuntarily terminates employment from the Participating Company; (b) an employee's regularly-scheduled working hours (excluding overtime) are reduced (other than in relation to a Leave of Absence or any paid absences), voluntarily or involuntarily, to less than 1400 hours for a consecutive period of one year or more; (c) a Participant retires on a service pension as defined by the Participating Company; or (d) a Participant dies. Employees who transfer from posted temporary to regular positions will be credited with Continuous Service from date of original hire.

           "Directors" shall mean the board of directors of Bracknell;

           "Leave of Absence" shall mean an unpaid period of absence formally granted in conformity with the rules of the Participating Company;

           "Participant" shall mean a person who is eligible to participate in the Plan and has duly executed and delivered a Subscription Agreement in accordance with Section 5 and who has not cancelled or deemed to have cancelled the Subscription Agreement;

           "Participating Company" shall mean Bracknell or the subsidiary or Affiliate of Bracknell employing the Participant;

           "Payroll Office" shall mean the Participating Company's payroll office;

           "Plan" shall mean this Employee Share Purchase Plan, as amended from time to time;

           "Plan Year" shall mean each calendar year and in respect of the first year of the operation of the Plan, the period ending December 31 of that year;

           "Share" shall have the meaning given that term in Section 4 of the Plan;

           "Subscription" shall mean the contribution of an employee participating in the Plan as provided for in Section 7;

           "Subscription Agreement" shall mean a contract of participation signed by an employee of a Participating Company under the Plan;

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000
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                                      -3-

           "Subsidiary" shall have the meaning ascribed thereto in the Securities Act (Ontario);

           "Wages" shall mean the following payments to employees:

                  (a) regular base cash compensation for employment, excluding bonuses, employment benefits (other than disability), overtime and premium payments for Saturday, Sunday and holidays; and

                  (b)  disability benefits (sickness or accident),

                  but shall specifically exclude any amount paid as an Additional Contribution.

      As used in the Plan, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

      All references to the price or cost of Shares purchased by the Administrative Agent pursuant to the Plan shall mean the actual price of the Shares obtained in the open market excluding all brokerage fees, commissions or other ancillary costs and expenses.

3.    Eligibility
      -----------

      An employee of a Participating Company who: (a) has completed at least 12 months of Continuous Service with a Participating Company and maintains their Continuous Service in good status thereafter; (b) is a resident of Canada; and (c) does not own or control directly or indirectly 5% or more of the outstanding Shares, shall be eligible to participate in the Plan provided that application is made as described in Section 5. The conditions in clause 3(a) or 3(b) may be waived or reduced in the discretion of the chief executive officer of the Company.

4.    Description of Securities Offered
      ---------------------------------

      The shares offered under the Plan are common shares of Bracknell (the "Shares"). The Shares shall be purchased on the open market as more fully described in Section 11.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

5.    Enrolment
      ---------

      Participation in the Plan is voluntary and neither Bracknell nor the Participating Company nor the Administrator shall make any recommendation to the employee as to whether they should or should not participate.

      An eligible employee who wishes to apply for participation in the Plan shall do so by signing a Subscription Agreement and filing it with the Payroll Office within the time period specified by the Participating Company.

6.    Effective Date of the Subscription Agreement
      --------------------------------------------

      A Subscription Agreement filed by an employee under the conditions described in Section 5 shall become effective on the next enrolment date following the month in which the Subscription Agreement is filed by such employee with the Payroll Office.

7.    Employee Subscription Limits
      ----------------------------

      Participants in the Plan may elect to contribute 2%, 4%, 6%, 8% or 10% of the Participant's Wages to subscribe for Shares under the Plan. Subscriptions under the Plan shall be effected by payroll deductions from Wages. Deductions under this Plan not made in any period due to insufficient Wages will not be adjusted in any subsequent pay period. In no case shall such contributions exceed 10% of the Participant's Wages.

8.    Additional Contributions
      ------------------------

      The Participating Company shall pay to each Participant as an additional benefit commencing on the day payroll deductions to be made pursuant to his or her Subscription Agreement begin an amount calculated at the rate of one dollar for every two dollars of the Participant's Wages contributed to the Plan pursuant to Section 7 of the Plan provided that the maximum amount of additional contribution payable to a Participant by a Participating Company shall be limited to 2% of the Participant's Wages. Such payment is conditional on the Participant providing the Participating Company with an irrevocable direction to pay such amount (the "Additional Contribution") to the Administrative Agent without withholding tax from such amount. Tax withheld in respect of Additional Contributions will be made from other income payable to the Participant by the Participating Company.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000
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                                      -5-

9.    Subscription Period
      -------------------

      Payroll deductions shall be made from Wages for all payroll periods ending in the Plan Year.

      Subject to other provisions of the Plan, a Subscription Agreement shall be continuous from one Plan Year to the next.

      When an employee's participation in the Plan terminates prior to the end of the Plan Year, the last deduction from Wages, provided that Wages are being paid, shall be made for the last payroll period ending in the month in which the employee's participation terminates.

10.   Revisions to the Subscription Agreement
      ---------------------------------------

      Within the Subscription limits provided for in Section 7, a Participant may once in each Plan Year (or so often as authorized by the Directors) increase or decrease the percentages authorized by him or her by filing a revised Subscription Agreement in the form specified by the Participating Company. The revision shall become effective no later than the second payroll period following the receipt of the form by the Payroll Office.

11.   Purchase and Allocation of Shares to Participants' Accounts
      -----------------------------------------------------------

      All Subscriptions and all Additional Contributions shall be remitted to the Administrative Agent as soon as practicable following the close of each payroll period, and the Company will identify the amount of the Subscriptions and all Additional Contributions for each Participant as well as each Participant's Social Insurance Number and residential address.

      The total of cash received from time to time from all such Subscriptions and Additional Contributions, and from dividend income and proceeds from the sale of rights applicable to Shares held by the Administrative Agent, and available for investment from time to time, shall be used by the Administrative Agent to purchase Shares on the open market. Purchases of Shares on the open market shall generally be made in each month of the Plan Year in such frequency as may be determined by the Administrative Agent. The number of Shares purchased depends upon the market price for Shares at the time the such purchases are made.

      As of the last business day of each month, the Administrative Agent shall determine the average cost of all Shares purchased during that month by dividing the total number of Shares purchased into the total cost of such Shares.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

      At the time of purchase, those Participants for whose Subscriptions and Additional Contributions were received will immediately acquire full beneficial ownership of all Shares and of any fractional interest in Shares purchased for their accounts.

      Unless otherwise requested by the Participant, all Shares are registered in the name of the Administrator and remain so registered until delivery is requested. Participants may request in writing, that a certificate for any or all of their full Shares be delivered to them.

      Each Participant's account shall be increased in each month by the number of Shares equal to the number obtained by dividing the sum of the following by the average cost of the Shares for such month as determined by the Administrative Agent:

         (a)   the Participant's Subscription in such month,

         (b) the Additional Contribution made by the Participant in such month, and

         (c) subject to Section 12, dividend income and proceeds from the sale of rights applicable to Shares held in Participant's account in such month, if any.

      Each Participant will receive confirmation from the Administrator on a quarterly basis reflecting all changes in the amount of Shares held for the Participant's account.

12.   Dividends and Rights
      --------------------

      Participants' accounts are credited with all dividends paid in respect of the full shares and any fractional shares held in their accounts. Cash dividends are reinvested in the Shares as on the next monthly share purchase date.

      Stock dividends, stock splits, or both, in respect of shares held in the Participant's account will be credited to the account without charge. Distributions of other securities (except pursuant to a merger, consolidation or other reorganization of the Company) and rights to subscribe may be sold and the proceeds will be handled in the same manner as a cash dividend.

13.   Withdrawals and Cancellation
      ----------------------------

      No withdrawals from the Participant's account are permissible unless the Participant shall have at the same time requested cancellation of the Subscription Agreement and withdrawal from participation in the Plan.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

      A Participant may cancel the Subscription Agreement at any time by filing a written request with the Payroll Office and directing that all full Shares and any fractional interest in Shares in their accounts be sold and the net proceeds remitted to them (less the regular brokerage commission, registration fees or other normal charges, taxes or governmental charges payable by the Participant) or they may request that the full Shares in the account be delivered to them, along with a cheque representing the net proceeds of the sale of the fractional interest in Shares. For the purposes of determining the amount of any such cash payment, fractional Shares shall be valued using the average cost of the Shares which were allocated in the month in which the effective date of cancellation occurs. The cancellation shall become effective at the end of the payroll period in which such written request is filed, and Participants may not thereafter re-enroll in the Plan prior to the Enrolment Date next following a period of 12 months commencing with the date of such cancellation.

      The Participant shall receive the whole Shares in the Participant's account as of the effective date of cancellation. Payment shall be made in cash for any fraction of a Share to which the Participant is entitled.

      Delivery of whole Shares and balance of payment, if any, shall be made to the Participant at the end of the month following the month in which the cancellation becomes effective. Such delivery of whole Shares shall be deemed to have been made by the delivery of a share certificate as provided under Section 24, unless otherwise instructed by the Participant.

14.   Intentionally Omitted
      ---------------------

15.   Transfers
      ---------

      The Subscription Agreement of a Participant who is transferred from a Participating Company to another Participating Company, and whose transfer is employer supported, shall remain in force.

16.   Leave of Absence
      ----------------

      While a Participant is on Leave of Absence, the Participant's Subscription Agreement and any Additional Contributions to be made by the Participating Company to such Participant shall be suspended until the Participant's return.

      A Participant on Leave of Absence shall not be permitted to remit payments for the purchase of Shares under this Plan unless so authorized by the Directors.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

      When continued participation in the Plan is authorized by the Directors for a Participant on a Leave of Absence, an advance payment of the amount required to cover the period of unpaid absence shall be made by cheque or money order payable to the Participating Company. The amount of prepayment shall be the amount that the Participant would otherwise be entitled to contribute during the Leave of Absence if he or she had not taken a Leave of Absence provided that the Participant shall not be entitled to change such amount pursuant to Section 10 unless authorized by the Directors. A Participant on a Leave of Absence who has been authorized by the Directors to make prepayments for the purchase of Shares under the Plan may make the required prepayment in installments by the use of two or more cheques. All but the first cheque may be postdated so that payments for the period covered by each cheque will be made in advance. Each cheque must cover payments for a minimum of two pay periods.

17.   Break in Continuous Service
      ---------------------------

      A Participant shall be deemed to have terminated participation in the Plan, and the Subscription Agreement shall be deemed cancelled when there shall have occurred a break in the Participant's Continuous Service as set out in Section 3. The cancellation shall become effective at the end of the last day of the month in which the Participant's break in Continuous Service occurred, and the Participant, or in the case of death, the Participant's estate, shall direct the Administrative Agent that either all full Shares and any fractional interest in Shares in their accounts be sold and the net proceeds remitted to them (less the regular brokerage commission, registration fees or other normal charges, taxes or governmental charges payable by the Participant) or that the full Shares in the account be delivered to them, along with a cheque representing the net proceeds of the sale of the fractional interest in Shares. For the purposes of determining the amount of any such cash payment, Shares shall be valued using the average cost of the Shares which were allocated in the month in which the effective date of cancellation occurs.

18.   Intentionally Omitted
      ---------------------

19.   Intentionally Omitted
      ---------------------

20.   Administrative Agent
      --------------------

      Bracknell shall enter into a Employee Share Purchase Plan Administration Agreement ("Administration Agreement") with such person or company authorized to carry on the activities of the Administrative Agent under the Administration Agreement as may be designated from time to time by Bracknell to act as

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

      Administrative Agent for the Plan. The Administrative Agreement shall provide, among other things, that:

         a) the Administrative Agent shall open and maintain accounts in the names of the Participants and to arrange purchases of the Shares;

         b) all funds received by the Administrative Agent hereunder will be held, administered, invested and distributed by the Administrative Agent, and no part of the contributions held by the Administrative Agent shall be used for or diverted to purposes other than for the exclusive benefit of all Participants;

         c) interest earned on all Subscriptions and all Additional Contributions shall be retained by the Administrative Agent for the account of Bracknell and shall be applied by the Administrative Agent as a credit first against the fees payable by Bracknell to the Administrative Agent as compensation for the administration of the Plan, second against brokerage fees and other expenses, if any, incidental to the purchase of Shares on the open market by the Administrative Agent or any person authorized to purchase Shares under the Plan and third against the fees and expenses of the Administrative Agent in the event of the removal or resignation of the Administrative Agent. Any surplus remaining after the payment of all such fees and expenses at the end of any Plan Year shall be paid by the Administrative Agent to Bracknell as soon as practicable after the end of the Plan Year.

         d) Participating Companies, in addition to their contributions described above, shall pay all administration expenses in connection with the operation of the Plan in proportion to the number of Participants of each such Participating Company or on such other reasonable basis as may be prescribed by the Directors from time to time, including, without limitation, all commissions for purchases of Shares.

         e) commissions, taxes and all governmental or other charges in connection with sales, are payable by the Participant who order the transaction for his or her account;


         f) the Administrator will deliver to each Participant, as promptly as practicable, by mail or otherwise, all notices of meetings, proxy statements and other material distributed by the Company to its shareholders. There is no charge to the Participants for the Administrator's retention or delivery of share certificates, or in connection with the notices, proxies or other such material. The whole Shares in each Participant's account shall be voted in accordance with such Participant's signed proxy instructions duly delivered. In the absence of such instructions, the Shares will not be

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000
               voted. In the alternative, the Administrator may sign a proxy granting a Participant a right to vote, on behalf of the Administrator, the Shares held by the Administrator in the Participant's account;

         g) Bracknell shall have authority to direct that there shall be more than one Administrative Agent and to designate the additional Administrative Agent or Administrative Agents. Bracknell shall have authority to remove the Administrative Agent or any successor Administrative Agent. Prior to any such removal, the Administrative Agent or any successor Administrative Agent shall be given at least 90 days' prior notice in writing.

         h) the Administrative Agent shall delegate to such person or persons as may be designated by Bracknell from time to time the power to purchase Shares on the open market. The Administrative Agent or any person authorized to purchase Shares under the Plan shall purchase Shares in accordance with Section 11. The Administrative Agent or any person authorized to purchase Shares under the Plan may temporarily hold in cash or invest Subscriptions and Additional Contributions in short-term government obligations or commercial paper pending investment of such funds in Shares.

         i) Bracknell may select a firm of chartered accountants to examine the financial position and operations of the Plan, and to report at intervals determined by the Directors.

21.   Rights not Transferable
      -----------------------

      Except insofar as applicable law may otherwise require, no right or interest of any Participant under the Plan shall be assignable or transferable as a whole or in part either directly or by operation of law or otherwise including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, but excluding devolution by reason of death. Except insofar as applicable law may otherwise require, no right or interest of any Participant under the Plan shall be liable for or subject to any obligation or liability of such Participant.

22.   Modification of the Plan
      ------------------------

      Bracknell may modify the Plan provided that, subject to the provisions of Sections 20, no part of any funds received by the Administrative Agent from Participants for the purposes of the Plan shall be used for or diverted to purposes other than for the exclusive benefit of Participants.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

      Any such modification shall be effective at such date as Bracknell may determine, except that no such modification, other than one of a minor nature, may apply to any period prior to the announcement of the modification unless, in the opinion of Bracknell, such modification is necessary or advisable in order to comply with the provisions of applicable legislation (including any regulations or rulings thereunder) or would not adversely affect the rights of Participants in respect of the Plan. Notice of any modification of the Plan shall be given promptly to the Administrative Agent, to the Administrator and to Participating Companies and, except for changes of a minor nature which do not adversely affect their interests, shall also be given to all Participants.

23.   Termination of Subscriptions under the Plan
       - Liquidation of the Plan - Withdrawals
         -------------------------------------

      Bracknell may at any time terminate the operation of the Plan. Prior to any such termination, each Participant and each Participating Company shall be given at least 30 days' notice in writing. In the event of the termination of the Plan, each Participant shall direct the Administrative Agent that either all full Shares and any fractional interest in Shares in their accounts be sold and the net proceeds remitted to them (less the regular brokerage commission, registration fees or other normal charges, taxes or governmental charges payable by the Participant) or that the full Shares in the account be delivered to them, along with a cheque representing the net proceeds of the sale of the fractional interest in Shares. For the purposes of determining the amount of any such cash payment, Shares shall be valued using the average cost of the Shares which were allocated in the month in which the effective date of cancellation occurs. For the purposes of making such cash payment, the Administrative Agent shall sell the fractional Shares of the Participants in the open market and the proceeds of any such sale shall be divided among the Participants in proportion to the number of fractional Shares held by such Participants.

24.   Communications with Participants
      --------------------------------

      A statement of account shall be issued to each Participant as of the last day of each completed quarter of the Plan Year or as of the date of termination of participation in the Plan.

      The above statement of account shall be delivered to the address of the Participant as indicated in Section 11 above.

      Other notices and reports may be deemed duly given when mailed to the Participant's address of record and shall be deemed duly given when so mailed.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

25.   Administration and Interpretation of the Plan
      ---------------------------------------------

      Bracknell shall designate the Administrative Agent and the Administrator of this Plan. Expenses of administering the Plan, including brokerage fees and the fees and expenses of the Administrative Agent and of the Administrator, shall be borne by the Participating Companies in proportion to the number of Participants of each such Participating Company or on such other reasonable basis as may be prescribed by the Directors from time to time.

      The general administration of the Plan and the responsibility for carrying out its provisions shall be vested in the Directors, which shall appoint the Committee. Determinations of the Directors as to any questions which may arise with respect to the interpretation of the provisions of the Plan shall be final and binding on Participants, including the operation of the Plan in compliance with any trade or collective bargaining agreement, applicable law, or any other document.

26.   No Enlargement Of Employee Rights

      Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employ of the Company or any Participating Company or to interfere with the rights of the Company or any Participating Company to discharge any Participant at any time.

27.   Market Fluctuation

      There is no guarantee under the Plan against loss of value of the Shares. In seeking the benefits of participation in the Plan, an employee must accept the risk of a decline in the market price of the Shares and total loss of his or her investment in the shares. The Company, any Participating Company, the Administrator, Administrative Agent, or the Committee will not bear any responsibility for any loss that may occur as a result of such market fluctuation or otherwise. None of the Company, any Participating Company, the Administrator, Administrative Agent, or the Committee will makes any representation or warranty that the Shares are suitable investments for any particular eligible employee.

      Subject to section 11, any purchase or sale of the Shares or any other security by the Administrator provided for in this Plan may be at such price or prices and at such time or times for the purchase or sale of such shares or securities, as are readily available on the open market in Canada. The Administrator, the Participating Company, the Company, and the Administrative Agent shall not be liable for the failure to purchase or sell the Shares or any other securities at any particular price, time or at all.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

28.   Governing Law

      This Plan shall be governed by the law of the Province of Ontario.

29.   Effective Date

      This Plan shall be effective January 1, 2001 incorporating Canadian employees into the Plan previously approved by the Board of Directors of the Company effective April 1, 2000.

Bracknell Corporation
Canadian Employee Share Purchase Plan                              December 2000

                                  CERTIFICATION

           I, _________________________, do hereby certify that I am the
____________________ of Nationwide Electric, Inc., a Delaware corporation, and that by action of the Board of Directors of said corporation taken on _______________, 2000, the following resolutions were adopted:

                    RESOLVED, That the document entitled "BRACKNELL CORPORATION RETIREMENT SAVINGS PLAN FOR U.S. EMPLOYEES (2000)" is hereby approved and adopted.

                    RESOLVED FURTHER, That the officers of this corporation are authorized and directed to take all actions necessary or desirable to carry said document into full force and effect and to cause said document to be presented, together with such supporting data as may be necessary, to any agency or agencies of the government for ruling as to whether the same complies with the pertinent provisions of the Internal Revenue Code and, in particular, sections 401(a), 401(k) and 501(a) thereof, and other applicable provisions of law with authority to make any changes thereof which may be necessary or desirable, in their opinion, in order to obtain a favorable ruling from said agency or agencies.

I further certify that the document hereto attached is a true and correct copy of the document referred to in the resolutions.


_______________, 2000                        ______________________________